Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Parsec Capital Acquisitions Corp. for the period ended September 30, 2022, I, Paul Haber, Chief Financial Officer of Parsec Capital Acquisitions Corp., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	Such Quarterly Report on Form 10-Q of Parsec Capital Acquisitions Corp. for the period ended September 30, 2022, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in such Quarterly Report on Form 10-Q of Parsec Capital Acquisitions Corp. for the period ended September 30, 2022, fairly presents, in all material respects, the financial condition and results of operations of Parsec Capital Acquisitions Corp.

/s/ Paul Haber
Paul Haber
Chief Financial Officer (Principal Financial Officer)

Date: November 18, 2022

A signed original of the certification required by Section 906 has been provided to Parsec Capital Acquisitions Corp. and will be retained by Parsec Capital Acquisitions Corp. and furnished to the Securities and Exchange Commission or its staff upon request.